UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2008 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 4, 2008, the Company announced that it is working on plans to improve its cost structure in its international markets, primarily Japan, Australia and New Zealand, where the Company has experienced revenue declines. The Company currently estimates that it could incur a total of up to $10 to $12 million (on a pre-tax basis) in restructuring charges over the first and second quarters of 2009 to implement these initiatives. These charges will primarily be cash charges. The Company plans to announce further details, when the plans are finalized and submitted to the Board of Directors for approval. The Company will also file an amendment to this report at such time with updated information, including an estimate of the amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch Wood Ritch WOod Chief Financial Officer

Date:    December 10, 2008